Exhibit 99.1

Leesport Financial Corp.

Leesport Bank

Essick & Barr LLC

•                  Essick & Barr Insurance

•                  The Boothby Group

•                  CrosStates Insurance

Leesport Wealth Management LLC

Leesport Realty Solutions, Inc.

Leesport Mortgage LLC

For additional
information, contact:

Edward C. Barrett

Chief Financial Officer

610.478.9922 x251

ebarrett@leesportfc.com

www.leesportfc.com

NASDAQ: FLPB

This release may contain forward-looking statements with respect to the Company’s beliefs, plans, objectives, goals, expectations, anticipations, estimates, and intentions that are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond the Company’s control. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

For Immediate Release

October 19, 2004

Leesport Financial Corp. Earnings

Wyomissing, PA: Leesport Financial Corp. (NASDAQ: FLPB) reported net income for the quarter ended September 30, 2004 of $1,554,000, a 28.6% increase over the $1,208,000 for the same period in 2003.  Net income for the nine months ended September 30, 2004 was $4,034,000 as compared to $3,520,000 for the same period in 2003, a 14.6% increase.  Included in the results for the three months and nine months ended September 30, 2003 is a gain of $3,073,000 on the sale of three financial centers on September 5, 2003.  The one-time gain on the sale of the financial centers was partially offset by prepayment fees of $2,482,000 on the refinance of $40.9 million of fixed rate, high cost Federal Home Loan Bank (FHLB) advances on September 30, 2003.

Net Interest Income

For the quarter ended September 30, 2004, net interest income increased 21.8% to $4,718,000 compared to $3,875,000 for the same period in 2003.  The increase in net interest income for the quarter resulted from a 7.6% increase in total interest income for the quarter to $7,703,000 from $7,157,000 and a 9.0% decrease in total interest expense to $2,985,000 from $3,282,000.  For the nine months ended September 30, 2004, net interest income increased 14.3% to $13,704,000 compared to $11,989,000 for the same period in 2003.  The increase in net interest income for the nine months resulted from a 3.1% increase in total interest income for the nine months to $22,443,000 from $21,766,000 and a 10.6% decrease in total interest expense to $8,739,000 from $9,777,000.

The increase in total interest income for the quarter and nine months ended September 30, 2004 resulted from an increase in earning assets of $15,766,000 and higher interest rates over the same period in 2003.  Lower levels of premium amortization in the investment portfolio during the nine months ended September 30, 2004 also contributed to the increase in total interest income.

The decrease in total interest expense for the three and nine month periods ended September 30, 2004 resulted from a decrease in long-term borrowing interest expense of $598,000 and $1,768,000, respectively, which was offset by an increase in short-term borrowing interest expense of $203,000 and $695,000, respectively, and an increase in deposit interest expense of $83,000 and $55,000, respectively.  This reduction in total interest expense resulted from a continuation of lower funding costs coupled with our refinancing of $40,900,000 of FHLB advances in September 2003 offset by an increase in deposit balances over the same periods in 2003.

For the quarter ended September 30, 2004, the net interest margin on a fully taxable equivalent basis was 3.44% as compared to 2.92% for the same period in 2003.  For the nine months ended September 30, 2004, the net interest margin on a fully taxable equivalent basis was 3.47% as compared to 3.14% for the same period in 2003.  The improvement in net interest margin for the three and nine month periods, as compared to the same periods in 2003, is due to an increase in the investment portfolio yield, increased non-interest bearing deposits, maturities of higher priced certificates of deposit and lower long-term borrowing costs.

Net interest income after the provision for loan losses for the quarter ended September 30, 2004 was $4,478,000 as compared to $3,800,000 for the same period in 2003, an increase of 17.8%.  Net interest income after the provision for loan losses for the nine months ended September

30, 2004 was $12,804,000 as compared to $11,244,000 for the same period in 2003, an increase of 13.9%.  The provision for loan losses for the quarter ended September 30, 2004 was $240,000 compared to $75,000 for the same period in 2003.  The provision for loan losses for the nine months ended September 30, 2004 was $900,000 compared to $745,000 for the same period in 2003.  As of September 30, 2004, our allowance for loan losses was $5,012,000 compared to $4,356,000 as of December 31, 2003, an increase of 15.1%.

Non-Interest Income

Total non-interest income for the quarter ended September 30, 2004, net of the one-time gain in 2003 on the sale of three financial centers, increased 8.4% to $4,391,000 compared to $4,051,000 for the same period in 2003.  Total non-interest income for the nine months ended September 30, 2004, net of the one-time gain in 2003 on the sale of three financial centers, increased 2.2% to $12,226,000 compared to $11,957,000 for the same period in 2003.

Net securities gains were $2,000 for the quarter ended September 30, 2004 compared to net securities losses of $70,000 for the same period in 2003.  Net securities gains were $202,000 for the nine months ended September 30, 2004 compared to $125,000 for the same period in 2003.  These gains and losses are primarily from the planned sales of equity portfolio holdings.

Commissions and fees from insurance sales for the quarter ended September 30, 2004 increased 23.1% to $2,827,000 as compared to $2,297,000 for the same period in 2003.  For the nine months ended September 30, 2004 commissions and fees from insurance sales increased 18.7% to $8,058,000 as compared to $6,786,000 for the same period of 2003.  The increases were mainly attributed to the September

30, 2003 acquisition of CrosStates Insurance Consultants, Inc. and expanded growth in insurance sales.

Income from our mortgage banking activities was $278,000 for the quarter ended September 30, 2004 compared to $695,000 during the same period in 2003, a decrease of 60.0%.  For the nine months ended September 30, 2004 income from mortgage banking activity declined to $762,000 from $2,155,000, or 64.6%, for the same period in 2003.  This decrease is the result of higher interest rates and the resulting slowdown in the refinance market that started in the fourth quarter of 2003.

Non-Interest Expense

Total non-interest expense for the quarter ended September 30, 2004, net of the prepayment fees on the refinance of the FHLB advances, increased 1.9% to $6,910,000 compared to $6,781,000 for the same period in 2003.  Total non-interest expense for the nine months ended September 30, 2004, net of the prepayment fees on the refinance of the FHLB advances, increased 6.5% to $20,139,000 compared to $18,917,000 for the same period in 2003.

Salaries and benefits were $4,096,000 for the quarter ended September 30, 2004, an increase of 17.6% compared to $3,482,000 for the same period in 2003.  Salaries and benefits were $11,636,000 for the nine months ended September 30, 2004, an increase of 14.6% compared to $10,151,000 for the same period in 2003.  These increases are mainly attributed to the September 30, 2003 acquisition of CrosStates Insurance Consultants, Inc., the opening of two new financial centers during the second quarter of 2003 and a new operations center in 2003 and general increases in employee benefits offset by the sale of the three financial centers in September 2003.  The salaries and benefits expense also includes total commissions paid of $236,000 for the quarter ended

September 30, 2004 compared to $358,000 for the same period in 2003 and $736,000 for the nine months ended September 30, 2004 compared to $904,000 for the same period in 2003, a majority of the decrease reflects the reduced amounts paid to mortgage originators due to the slowdown in the refinance market.

Other operating expense decreased to $1,800,000 for the quarter ended September 30, 2004 compared to $2,348,000 for the same period in 2003 and $5,559,000 for the nine months ended September 30, 2004 compared to $6,196,000 for the same period in 2003.   Outside processing expense decreased to $471,000 for the quarter ended September 30, 2004 compared to $583,000 for the same period in 2003 and $1,492,000 for the nine months ended September 30, 2004 compared to $1,703,000 for the same period in 2003.  This decrease is a result of conversion expenses in the second quarter of 2003 associated with the change to Metavante Corporation, our core banking system provider, enabling our financial centers to provide a better platform for delivering improved customer service and lower per account processing costs.

Income taxes declined to $405,000 for the quarter ended September 30, 2004 compared to $453,000 for the same period in 2003 and $857,000 for the nine months ended September 30, 2004 compared to $1,355,000 for the same period in 2003.  These declines are a result of a federal tax benefit of $143,000 and $440,000 from our $5,000,000 investment in an affordable housing corporate tax credit limited partnership offset by an $83,000 and $249,000 loss on the investment in the partnership included in other income, respectively, for the three and nine months ended September 2004 and 2003.

Earnings per Share

Diluted earnings per share were $0.45 on average shares outstanding of 3,461,831 for the quarter ended September 30, 2004, a 28.6% increase, compared to $0.35 per share on average shares outstanding of 3,410,607 reported for the same period in 2003 and $1.16 on average shares outstanding of 3,468,410 for the nine months ended September 30, 2004, a 12.6% increase, compared to $1.03 on average shares outstanding of 3,427,350 reported for the same period in 2003.

Assets, Liabilities and Equity

Total assets as of September 30, 2004 were $644,410,000, an annualized increase of 4.7% compared to December 31, 2003.  Total loans as of September 30, 2004 increased to $399,692,000, and total deposits increased to $438,015,000, annualized increases of 15.7% and 9.6%, respectively, compared to December 31, 2003.  Total borrowings as of September 30, 2004 were $137,772,000, an annualized decrease of 13.4% as compared to December 31, 2003.  Commercial and consumer loan balances had annualized increases of 15.1% and 18.8%, respectively, new volumes and new proposal activity has remained strong throughout the period.  Shareholders’ equity increased as of September 30, 2004 to $55,746,000 from $53,377,000 at December 31, 2003, an annualized increase of 5.9%.  Included in this is the change to unrealized losses on available for sale securities, net of taxes, as of September 30, 2004 of $124,000 from the unrealized gain on available for sale securities, net of taxes, of $273,000 at December 31, 2003, which is a result of scheduled sales, purchases and maturities of available for sale investment securities bringing the portfolio yield more in line with current market rates.

Raymond H. Melcher, Jr. Chairman, President, and Chief Executive Officer said, “we are starting to realize the benefits of our earlier initiatives.  Last year, we changed our processing platform, relocated our operations center, refinanced long-term debt and sold three financial centers.  As you can see from our quarterly and year to date results, our net interest margin has improved and our operating costs are not rising as fast as our income.  These initiatives allow us to focus on growing our franchise in the south east Pennsylvania market.”

“We closed the Madison Bancshares transaction on October 1, 2004 and converted their customers to our processing platform on October 18, 2004.  The conversion went well as a result of detailed planning on the part of employees of both Leesport and Madison, as well as, utilizing a very flexible processing platform.  As we stated before, other than one time merger related costs incurred in the fourth quarter of 2004, the transaction will be accretive to earnings.”

“We are participating in the Super Community Bank Conference being held in Philadelphia on November 4th and 5th 2004.  We are scheduled to present at 3:20 p.m. on November 4th and will be discussing our 2004 accomplishments to date and our plans for the future.  To access the presentation ‘live’ or at a later time, go to our website www.leesportfc.com and click on the link Super Community Bank Conference Presentation.”

Leesport Financial Corp. is a diversified financial services company headquartered in Wyomissing, PA, offering banking, insurance (Insurance products offered through Essick & Barr, LLC), investments (Securities offered through SunAmerica Securities, Inc., a registered independent broker/dealer, Member NASD/SIPC), wealth management, trust services, and title insurance services throughout Southeastern Pennsylvania.

LEESPORT FINANCIAL CORP.

CONSOLIDATED SELECTED FINANCIAL DATA

(Dollar amounts in thousands, except per share data and percentages)

	Asset Quality Data
	September 30, 2004	December 31, 2003
	(unaudited)
Non-accrual loans	$1,063	$821
Loans past due 90 days or more	293	62
Renegotiated troubled debt	299	631
Total non-performing loans	1,655	1,514
Other real estate owned	19	309
Total non-performing assets	$1,674	$1,823

Loans outstanding at end of period	$399,692	$357,482
Allowance for loan losses	5,012	4,356

Net charge-offs to average loans (annualized)	0.09%	0.23%

Allowance for loan losses as a percent of total loans	1.25%	1.22%

Allowance for loan losses as percent of total non-performing loans	302.84%	287.71%

	Ending Balances
	September 30, 2004	December 31, 2003
Assets
Federal funds sold	$0	$1,100
Investment securities and interest bearing cash	174,814	200,661
Mortgage loans held for sale	1,783	1,280
Loans:
Commercial loans	262,870	236,132
Consumer loans	95,787	83,933
Mortgage loans	40,600	37,352
Other	435	65
Total loans	399,692	357,482
Earning assets	576,289	560,523
Total assets	644,410	622,252

Liabilitites and shareholders’ equity
Deposits:
Non-interest bearing deposits	69,737	67,711
NOW, Money market and Savings	202,560	173,230
Time deposits	165,718	167,641
Total deposits	438,015	408,582

Federal funds purchased	31,000	62,090
Securities sold under agreements to repurchase	49,272	41,588

Long-term debt	42,500	34,500
Mandatory redeemable capital debentures	0	15,000
Junior subordinated debt	15,000	0
Shareholders’ Equity	$55,746	$53,377

Actual shares outstanding	3,414,430	3,383,823
Book value per share	$16.33	$15.77

LEESPORT FINANCIAL CORP.

CONSOLIDATED SELECTED FINANCIAL DATA

(Dollar amounts in thousands, except per share data and percentages)

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2004	2003	2004	2003

Interest income	$7,703	$7,157	$22,443	$21,766
Interest expense	2,985	3,282	8,739	9,777
Net interest income	4,718	3,875	13,704	11,989
Provision for loan losses	240	75	900	745
Net Interest Income after provision for loan losses	4,478	3,800	12,804	11,244

Securities gains (losses), net	2	(70)	202	125
Commissions and fees from insurance sales	2,827	2,297	8,058	6,786
Mortgage banking activities	278	695	762	2,155
Brokerage and investment advisory commissions and fees	134	189	383	559
Service charges on deposits	441	393	1,289	1,125
Gain on sale of financial centers	0	3,073	0	3,073
Other income	709	547	1,532	1,207
Total non-interest income	4,391	7,124	12,226	15,030

Salaries and employee benefits	4,096	3,482	11,636	10,151
Occupancy expense	543	523	1,588	1,499
Furniture and equipment expense	471	428	1,356	1,071
FHLB prepayment expense	0	2,482	0	2,482
Other operating expense	1,800	2,348	5,559	6,196
Total non-interest expense	6,910	9,263	20,139	21,399
Income before income taxes	1,959	1,661	4,891	4,875
Income taxes	405	453	857	1,355
Net income	$1,554	$1,208	$4,034	$3,520

Per Share Data:
Basic average shares outstanding	3,413,263	3,374,072	3,409,894	3,390,815
Diluted average shares outstanding	3,461,831	3,410,607	3,468,410	3,427,350
Basic earnings per share	0.46	0.36	1.18	1.04
Diluted earnings per share	0.45	0.35	1.16	1.03
Cash dividends per share	0.17	0.17	0.51	0.48

Profitability Ratios (annualized):
Return on average assets	0.97%	0.80%	0.86%	0.81%
Return on average shareholders’ equity	11.53%	9.15%	9.95%	8.87%
Net interest margin (fully taxable equivalent)	3.44%	2.92%	3.47%	3.14%